Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synaptics Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-170401, 333-193470, 333-214950, 333-221585, 333-228118, 333-233338, 333-234437, 333-249793, 333-261460, 333-268145 and 333-275459) on Form S-8 and (No. 333-115274) on Form S-4 of our report dated August 23, 2024, with respect to the consolidated financial statements of Synaptics Incorporated and the effectiveness of internal control over financial reporting.

/S/ KPMG LLP

Santa Clara, California
August 23, 2024